                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

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Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                    FIRST FINANCIAL MANAGEMENT CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                    FIRST FINANCIAL MANAGEMENT CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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    previously. Identify the previous filing by registration statement number,
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Notes:

                           FIRST FINANCIAL MANAGEMENT
                                  CORPORATION

                               3 Corporate Square
                                   Suite 700
                             Atlanta, Georgia 30329

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 1995

  The Annual Meeting of the Shareholders of First Financial Management Corporation will be held at Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia, on Wednesday, April 26, 1995, at 10:00 a.m., local time, for the following purposes:

  1. To elect eight directors.

  2. To transact such other business as may properly come before the meeting.

  March 10, 1995, is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

  Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

  By order of the Board of Directors.

March 27, 1995                                                  STEPHEN D. KANE
                                                               Secretary


  SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329

                                PROXY STATEMENT
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Management Corporation ("FFMC") to be used at the Annual Meeting of Shareholders of FFMC (R) to be held at Hotel Nikko Atlanta, 3300 Peachtree Road, Atlanta, Georgia, on Wednesday, April 26, 1995, at 10:00 a.m., local time, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy and FFMC's 1994 Annual Report to Shareholders were first sent or given to shareholders on or about March 27, 1995.

SOLICITATION OF PROXIES

  This proxy solicitation will be conducted principally by mail, and the cost will be paid by FFMC. Proxies may also be solicited by officers and regular employees of FFMC personally or by telephone, but such persons will not be specifically compensated for such services. In addition, FFMC has retained Wachovia Bank of North Carolina, N.A., of Winston-Salem, North Carolina ("Wachovia"), to assist in soliciting proxies. For these services, FFMC will pay Wachovia $1,825, plus reimbursement of expenses. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and FFMC will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

  In voting by proxy, shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. Unless other instructions are contained in the spaces provided in the proxy form, all properly executed proxies received by FFMC will be voted "FOR" the election of the eight nominees for director set forth below under the heading "Election of Directors." The election of directors will require the affirmative vote of a plurality of the shares of FFMC Common Stock voting in person or by proxy at the Annual Meeting. Any proxy authorized to be voted at the meeting, including on routine matters pursuant to the discretionary authority granted in management's proxy, whether or not votes are withheld, will be counted in establishing a quorum. Broker nonvotes (proxies submitted by a broker marked to indicate that the shares are not voted on a proposal) are not anticipated because brokers are authorized to vote on all matters covered by management's proxy. Broker nonvotes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation or delivering a duly executed proxy bearing a later date to FFMC's Secretary. In order to be effective, such notice or later dated proxy must be received by FFMC prior to the exercise of the earlier proxy. A shareholder may attend the meeting, revoke his or her proxy and vote in person.

                               VOTING SECURITIES

  The only class of securities entitled to vote at the meeting is FFMC's Common Stock, $.10 par value ("FFMC Common Stock"). The close of business on March 10, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof. At March 10, 1995, there were 61,794,879 shares of FFMC Common Stock outstanding, each of which is entitled to one vote at the meeting. A quorum will require a majority of the outstanding shares of FFMC Common Stock to be represented at the meeting, in person or by proxy.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table and related notes set forth certain information concerning persons nominated as directors and the Named Officers (as that term is hereinafter defined), including their beneficial ownership, as defined in Rule 13d-3, of shares of FFMC Common Stock, and beneficial ownership of FFMC Common Stock by all executive officers and directors as a group. All such ownership is based on information furnished by these individuals as of March 13, 1995. As of March 13, 1995, there were 62,389,379 shares of FFMC Common Stock outstanding.

           NAME OF                   AMOUNT AND NATURE OF
       BENEFICIAL OWNER         BENEFICIAL OWNERSHIP/1/,/2/,/3/ PERCENT OF CLASS
       ----------------         ------------------------------- ----------------
Patrick H. Thomas                          1,023,580                  1.62%
George L. Cohen                               15,601                     *
Robert E. Coleman                             17,344                     *
Jack R. Kelly, Jr.                            17,540                     *
Henry A. Leslie                                8,416                     *
M. Tarlton Pittard                           135,635                     *
Charles B. Presley                             7,134                     *
Virgil R. Williams                           504,096                     *
Richard D. Jackson                            78,887                     *
Stephen D. Kane                               84,352                     *
Randolph L. M. Hutto                          33,713                     *
All Executive Officers and Di-
 rectors as a Group (12 per-
 sons)                                     1,996,822                  3.16%

----------------

*Less than 1%

/1Except/as otherwise indicated in Note 2, the persons included in the table have sole voting and investment power with respect to the shares listed as beneficially owned by them.

/2The/shares of FFMC Common Stock beneficially owned include: shares subject to options exercisable currently or within 60 days (Mr. Thomas--241,700, Mr. Pittard--84,483, Messrs. Cohen, Coleman and Kelly--7,500 each, Mr. Leslie-- 4,500, Mr. Presley--3,000, Mr. Williams--1,500, Mr. Jackson--49,500, Mr.
  Kane--46,825, Mr. Hutto--13,000 and the Group--477,088); shares issued pursuant to restricted share awards under the Incentive Stock Plans (as hereinafter defined), as to which the holders have voting rights, but not the right to transfer until expiration of the applicable restrictions (Mr. Thomas--594,500, Mr. Pittard--18,848, Mr. Jackson--19,761, Mr. Kane--18,848,
  Mr. Hutto--18,777 and the Group--685,535); restricted shares issued under the Directors' Restricted Stock Award Plan to each director not employed by FFMC, as to which the participants have voting rights, but not the right to transfer until expiration of applicable restrictions (Messrs. Cohen, Coleman, Kelly and Leslie;--1,416 each; Mr. Presley--1,533, Mr. Williams-- 1,180 and the Group--8,377); shares held by wives or children (Mr. Thomas-- 300, Mr. Cohen--451, Mr. Kane--10 and the Group--761); 2,250 shares held by one member of the Group as trustee of a trust benefiting his minor children; and shares held by the trustee of the FFMC Savings Plus Plan as to which the participants have voting rights and limited withdrawal rights (Mr. Thomas-- 7,693, Mr. Pittard--2,888, Mr. Jackson--1,301, Mr. Kane--7,622, Mr. Hutto--
  167 and the Group--19,958).

/3None/of FFMC's executive officers or directors owns any warrants to purchase
  FFMC Common Stock or any of FFMC's 5% Senior Convertible Debentures.

                             ELECTION OF DIRECTORS

  It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below to serve for a term of one year and until their successors are elected and qualified.

                                  POSITIONS WITH FFMC            DIRECTOR OF
       NAME         AGE         AND PRINCIPAL OCCUPATION         FFMC SINCE
       ----         ---         ------------------------         -----------
Patrick H. Thomas    52 Chairman of the Board, President and        1973
                        Chief Executive Officer
George L. Cohen      64 Director; Partner, Sutherland, Asbill &     1983
                        Brennan (attorneys and counsel for
                        FFMC) (Atlanta, Georgia)
Robert E. Coleman    70 Director; Consultant (Retired Chairman      1986
                        and Chief Executive Officer of Riegel
                        Textile Corporation) (Greenville, South
                        Carolina)
Jack R. Kelly, Jr.   60 Director; General Partner, Noro-Moseley     1990
                        Partners (venture capital firm)
                        (Atlanta, Georgia)
Henry A. Leslie      73 Director; Attorney-at-Law (Retired          1992
                        President and Chief Executive Officer,
                        Union Bank & Trust Co.) (Montgomery,
                        Alabama)
M. Tarlton Pittard   55 Director; Vice Chairman and Chief           1992
                        Financial Officer
Charles B. Presley   72 Director; Consultant (Retired Chairman      1993
                        of the Board, First Union National Bank
                        of Georgia) (Augusta, Georgia)
Virgil R. Williams   55 Director; Chairman, Williams Group          1993
                        International, Inc. (industrial, civil
                        and environmental engineering firm) and
                        President, Williams Communications,
                        Inc. (publishing and information
                        services) (Atlanta, Georgia)

  All of the nominees were elected as directors at the 1994 Annual Meeting of FFMC's shareholders. If any nominee for the office of director is unable or fails to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as management may recommend. If any shareholder desires to nominate another person for election as director at the Annual Meeting, such person must be named in a written notice by such shareholder delivered to the Secretary of FFMC at FFMC's principal executive office not less than five days prior to the date of the Annual Meeting, in accordance with Section 2.7 of FFMC's Bylaws, a copy of which may be obtained from the Secretary.

  Each nominee for director has been principally employed in his present capacity (or substantially similar capacities with the same or predecessor organizations) for at least five years except as indicated below.

  Prior to his retirement in March 1991, Mr. Leslie had served for more than four years as President and Chief Executive Officer of Union Bank & Trust Co., Montgomery, Alabama. He served as a director of FFMC's then-subsidiary Basis Information Technologies, Inc., from 1990 to 1992.

  From 1986 through his retirement in August 1992, Mr. Presley served as Chairman of the Executive Committee of the Board of Directors of First Union National Bank of Georgia, as well as serving as Chairman of the Board of such bank until February 1988. During such time Mr. Presley also held the same positions with the bank's holding company, First Union Corporation of Georgia.

  The nominees for director of FFMC who serve as directors of unaffiliated public corporations are Mr. Coleman, who is a director of Boise Cascade Corporation, Mr. Kelly, who is a director of ADESA Corporation, and Mr. Williams, who is a director of BankSouth Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

  In addition to an Executive Committee, presently composed of Messrs. Thomas, Cohen, Coleman and Presley, the Board of Directors has standing Audit, Compensation and Nominating Committees.

  The Audit Committee, presently composed of Messrs. Kelly, Leslie and Presley met four times in 1994. The functions of the Audit Committee are to recommend each year the firm to be employed as FFMC's independent auditor, to consult with the auditor regarding the plan of audit, the report of the audit and the adequacy of internal accounting controls, to monitor the independence of the auditor, to conduct a review of all FFMC transactions with related parties and potential conflict of interest transactions and to report to the Board of Directors at least annually.

  The Compensation Committee, presently composed of Messrs. Coleman, Kelly, Leslie and Williams, met eight times in 1994. The functions of the Compensation Committee are as described in the "Report On Executive Compensation By The Compensation Committee Of The Board Of Directors" set forth below.

                         COMPENSATION RELATED MATTERS

                    REPORT ON EXECUTIVE COMPENSATION BY THE
              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS/1/

  The Compensation Committee (the "Committee") of the Board of Directors of FFMC is composed entirely of directors who are not employees of FFMC. The Board of Directors has delegated to the Committee the authority:

  1. To approve compensation arrangements for Patrick H. Thomas, Chairman of the Board, President and Chief Executive Officer of FFMC ("Mr. Thomas"), including discretionary awards under FFMC's incentive compensation plans;

  2. To approve, upon recommendations by the Chief Executive Officer, the compensation arrangements for Senior Executive Officers/2/ of FFMC and executive compensation plans and to review generally the compensation of FFMC's other executive officers, as determined by the Chief Executive Officer; and

  3. To administer FFMC's Incentive Stock Plans (as defined elsewhere in this Proxy Statement) and make awards thereunder to FFMC employees and to carry out the duties and responsibilities of the Board of Directors regarding FFMC's other compensation and savings plans.
----------------

/1Pursuant/to Item 402(a)(9) of Regulation S-K, as promulgated by the Securities and Exchange Commission (the "SEC"), the material in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or to be subject to Regulations 14A or 14C, other than as provided in Item 402, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and no general incorporation of such material by reference thereto, whether made before or after the date hereof, shall be deemed specifically to request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act within the meaning of Item 402(a)(9).

/2Senior/Executive Officers are those executive officers of FFMC who report directly to the Chief Executive Officer. In 1994, Senior Executive Officers were Messrs. Kane, Jackson and Pittard, who are included in the Named Officers, as defined in this Proxy Statement under "Executive Compensation." With the establishment in January 1995 of the Office of the Chairman, the Senior Executive Officers now consist of the Named Officers and Robert J. Amman, Vice Chairman and Chief Operations Officer.

  Pursuant to the proxy rules promulgated by the SEC, this report describes the compensation policies of the Committee applicable to the executive officers of FFMC including the specific relationship of corporate performance to executive compensation for 1994. The report also discusses the 1994 compensation of Mr. Thomas.

COMPENSATION POLICIES

  FFMC's compensation policies for executive officers are designed to allow FFMC to attract and retain highly qualified executive officers whose contributions are necessary for the continued growth and success of FFMC. FFMC's compensation policies for executive officers have two principal components: (1) a significant portion of an executive officer's compensation depends on the performance of the individual and FFMC; and (2) compensation in the form of stock options, restricted stock awards and similar awards is contingent upon continued employment of the executive officer over a specified period of time up to five years. The Committee believes that ownership of FFMC stock by its executive officers is desirable, and FFMC's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation arrangements of Mr. Thomas and the executive officers is provided below.

  Based on the advice of counsel, the Committee believes that all compensation paid to FFMC's executive officers for 1994 is deductible for federal income tax purposes notwithstanding the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee's policy with respect to compensation to be paid to FFMC's executive officers is to implement its compensation policies taking into account any potential limitations on the deductibility of compensation in excess of $1,000,000 per year imposed by
Section 162(m), but not requiring that all compensation qualify for exemption from such limitation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

  Since 1986, Mr. Thomas's compensation as Chief Executive Officer has been based on long-term employment agreements made with Mr. Thomas by the Committee and ratified by the Board of Directors. The agreement in effect for 1994, entered into in 1989, provided for a minimum annual salary (subject to annual review for increases) and a formula incentive bonus equal to the lesser of the market value of 94,500 shares of FFMC Common Stock (subject to adjustment for stock dividends, stock splits, etc.) following the public announcement of FFMC's earnings for the year, or 21/2% of FFMC's "pre-tax income," but not less than $1,800,000. For 1994, Mr. Thomas's annual salary was $875,000, unchanged from the 1993 amount. Mr. Thomas' incentive bonus for 1994 was $5,965,313, equal to the value of 94,500 shares of FFMC Common Stock based on the average closing price for the ten business days after the announcement of FFMC's 1994 earnings ($63.125).

  As described elsewhere in this Proxy Statement, during 1994 the Committee entered into a new employment agreement with Mr. Thomas covering the five year period 1995-1999 and made incentive awards to him for that period of restricted shares, which were rescinded later in the year. New awards of restricted shares were made in March 1995 pursuant to a revised incentive compensation arrangement for 1995-1999. As also described, in 1994 the Committee awarded to Mr. Thomas an option to purchase 500,000 shares of FFMC stock under the 1988 Plan at an exercise price of $57.25 per shares (the market price on the date of grant) and becoming exercisable at the rate of 100,000 shares at the end of each year beginning with 1995. In granting this option, the Committee took into consideration options and restricted shares previously awarded to Mr. Thomas.

ANNUAL SALARIES

  The annual salaries of executive officers are fixed initially at amounts that are deemed by the Chief Executive Officer in his discretion as necessary and appropriate to attract (or, in the case of executives of acquired companies, to retain) executives of outstanding ability and experience. The base salary of each of the Named Officers was initially set pursuant to a negotiated employment agreement with such officer. Salaries of executive officers are reviewed annually, and increases are made based on a subjective evaluation by the Chief Executive Officer of the individual's overall performance. Salaries and salary increases of Senior Executive Officers are subject to approval by the Committee, based on recommendations of the Chief Executive Officer.

INCENTIVE COMPENSATION

  The compensation of FFMC's executive officers for 1994 included incentive compensation in the form of cash bonuses and awards of restricted shares and stock options. The amounts of such incentive compensation for key executives other than Senior Executive Officers were established pursuant to FFMC's Executive Incentive Program, which provides opportunities for incentive compensation for such key executives to earn incentive compensation if certain performance targets are met or exceeded. The performance targets and amounts and form of incentive compensation pursuant to the Executive Incentive Program are set by a committee consisting of the Chief Executive Officer and the Senior Executive Officers. Performance targets for 1994 were based on pre-tax income, net revenue growth or other performance criteria of the executive's specific business unit or, in the case of corporate staff executives, pre-tax income of FFMC and subjectively evaluated job performance levels.

  Incentive compensation of Senior Executive Officers for 1994 was based on recommendations of the Chief Executive Officer, subject to approval by the Committee. The Chief Executive Officer's recommendations were based primarily on the growth in 1994 in FFMC's pre-tax income and earnings per share and a general subjective evaluation by the Chief Executive Officer of the individual's performance during the year (including his contributions to the successful completion of the acquisition of Western Union Financial Services, Inc.). Such recommendations included in each case the amount and composition of the recommended incentive compensation for the Senior Executive Officer. Pre-tax income rose 22% over the previous year and earnings per share increased 21%. Amounts of cash bonuses and awards of restricted shares and stock options awarded to Senior Executive Officers are set forth in the Summary Compensation Table included in this Proxy Statement.

RESTRICTED SHARES

  Under the Incentive Stock Plans, the Committee has awarded to executive officers from time to time restricted shares of FFMC stock that ordinarily vest only upon the expiration of a specified period. When such awards are made, the number of shares awarded to each executive officer is based upon a specific recommendation of the Chief Executive Officer for the executive officer, taking into account a subjective evaluation of the individual's performance, the amount of any cash bonus and awards of restricted shares and options previously and contemporaneously granted to the individual under the Incentive Stock Plans. If the executive officer's employment terminates before vesting, generally the shares are forfeited. The vesting period generally has been five years, so that the executive officer's continued employment over the specified period of time is required in order to obtain the shares. Because the value of all restricted stock awards is dependent upon the market value of FFMC Common Stock as of the future date on which the restrictions on the awarded shares lapse, the potential value of the award fluctuates with changes in the per share value of FFMC Common Stock. This aligns the interests of the executive officers in regard to that element of compensation with the interests of shareholders during the period of the restrictions.

STOCK OPTIONS

  Under the Incentive Stock Plans, the Committee has awarded to executive officers from time to time options to purchase FFMC Common Stock. When such grants are made, the number of shares covered by the option granted to each executive officer is based upon a specific recommendation of the Chief Executive Officer for the executive officer, taking into account a subjective evaluation of the individual's performance, the amount of any cash bonus and awards of options and restricted shares previously and contemporaneously granted to the individual under the Incentive Stock Plans. Exercisability of the options has generally vested at the rate of 20% of the underlying shares at the end of six months following grant and an additional 20% each twelve months thereafter. The options are exercisable for ten years, generally at a price equal to 100% of fair market value at the date of grant. Options granted have not had performance contingencies, but realization of the value provided through the options has required the option holder to remain employed by FFMC until the options vest. The value of the amounts realizable through exercise of the options depends on increases in the per share value of FFMC Common Stock, which aligns the interests of the executive officers in regard to that element of compensation with the interests of the shareholders over the life of the option.

OTHER COMPENSATION PLANS

  FFMC has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. The matching contribution by FFMC to the savings account portion of the Savings Plus Plan under Section 401(k) of the Code is invested in FFMC Common Stock, which further aligns the employees' and shareholders' long-term financial interests.

  Mr. Thomas and FFMC's executive officers participate in a life insurance plan that provides death benefits generally equal to three times the executive's annual salary or larger amounts where required by employment agreements, until the executive dies or reaches normal retirement age. Both FFMC and the participants share in the payment of the premiums, except as otherwise provided in certain employment agreements. FFMC will receive from the cash value of the policy or the proceeds an amount equal to its total premiums paid plus the cost of funds invested in premiums during the policy period. The executive (or the executive's beneficiary) then receives the remainder of the proceeds or cash value. FFMC's premium outlay is always exceeded by the increasing cash values of the policies.

  Submitted by the Compensation Committee of the Board of Directors:

                             ROBERT E. COLEMAN, Chairman
                             JACK R. KELLY, JR.
                             HENRY A. LESLIE
                             VIRGIL A. WILLIAMS (committee member since April 27, 1994)

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors is presently comprised of Messrs. Coleman, Kelly, Leslie and Williams. Mr. Williams and his brother, James M. Williams, Jr. (collectively, the "Williamses"), each owned 50% of the outstanding capital stock of International Banking Technologies, Inc. ("IBT"), and each was an executive officer of both IBT and Prime Consulting Group, Inc. ("Prime"), at the time of IBT's and Prime's acquisition by FFMC in 1993. IBT and Monolith Construction Company, Inc. ("Monolith") are parties to an agreement, dated August 17, 1993, pursuant to which Monolith agrees to provide certain prefabricated minibranch banking units and related services to IBT for a period of ten years from the date of the contract. Monolith is the preferred supplier of such units and the contract calls for a fixed price per unit, subject to adjustment only to reflect annual changes in a specified construction cost index. The contract with IBT represented approximately 63% of Monolith's revenues in 1994. Each of the Williamses is an executive officer of Monolith and each holds 50% of Monolith's outstanding capital stock.

  IBT and Prime lease the space for their executive offices from FWA Associates, L.P. Both of the Williamses are limited partners in FWA Associates, L.P., each holding a 24% direct and a 3.33% indirect interest in the partnership. The IBT lease covers approximately 14,000 square feet and has a term which commenced on May 1, 1988, and which is scheduled to expire on April 30, 1998. The IBT lease calls for an initial annual rental of $132,000, with annual escalation over the term of the lease equal to the rate of annual increase in the Consumer Price Index multiplied by the previous year's rent, such increases not to exceed 6% per annum on a cumulative basis. The Prime lease is for approximately 2,850 square feet contiguous to that of IBT, and has a term which commenced on December 1, 1988, and which is also scheduled to expire on April 30, 1998. Neither lease contains any renewal options. The Prime lease provides for an initial annual rental of $42,750, with annual escalations over the term of the lease at the same rate as that discussed above for the IBT lease.

  IBT had an agreement with Equipment Technologies, Inc. ("ETI"), the stock of which is owned 50% by each of the Williamses, pursuant to which IBT agreed to loan ETI funds under a working capital line of credit in the principal amount of up to $2,000,000, with interest at prime plus 1%. During 1994, the highest outstanding principal balance under the loan was $1,425,000. No further advances under the line of credit were made to ETI by IBT during 1994. The outstanding principal balance of $1,425,000 was repaid in full on February 28, 1994, and the line of credit was terminated.

  At the time of the acquisition of IBT and Prime, IBT was in possession of notes receivable (the "Notes") from its then shareholders, the Williamses. The Notes are demand notes, bearing interest at 8%, and relate to funds withdrawn by the shareholders for purposes unrelated to IBT. The Notes are now currently held by FFMC. During 1994, the highest outstanding principal balance on the Notes was $1,773,490 in the aggregate (Virgil Williams--$1,405,990; James Williams--$367,500). As of March 13, 1995, the outstanding principal balance on the Notes was $1,773,490 in the aggregate (Virgil Williams--$1,405,990; James Williams--$367,500).

                            EXECUTIVE COMPENSATION

  Shown below is information concerning the annual and long-term compensation for services rendered in all capacities to FFMC and its subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992, respectively, for those persons who were, at December 31, 1994, (i) FFMC's Chief Executive Officer and
(ii) its four other most highly compensated executive officers (such five individuals being hereinafter collectively referred to as the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                  ---------------------------------
                     ANNUAL COMPENSATION                                  AWARDS           PAYOUTS
----------------------------------------------------------------- ----------------------- ---------
         (A)            (B)     (C)        (D)           (E)         (F)         (G)         (H)      (I)
                                                                                          LONG-TERM   ALL
                                                                  RESTRICTED              INCENTIVE  OTHER
                                                     OTHER ANNUAL   STOCK                   PLAN     COMP-
       NAME AND                                      COMPENSATION   AWARDS   OPTIONS/SARS  PAYOUTS  ENSATION
  PRINCIPAL POSITION    YEAR SALARY ($) BONUS ($)        ($)        ($)/1/      (#)/2/     ($)/3/    ($)/4/
----------------------  ---- ---------- ---------    ------------ ---------- ------------ --------- --------
PATRICK H. THOMAS
Chairman of the Board,  1994  875,000   5,965,313/5/    69,338/6/     0        500,000        0      16,014
President & Chief       1993  875,000   5,410,125/5/      0           0           0           0      15,836
Executive Officer       1992  825,000   3,920,525/5/      0           0           0           0      16,012
M. TARLTON PITTARD
Vice Chairman & Chief   1994  442,656     300,000         0        303,043      10,000        0      12,654
Financial Officer       1993  424,000     250,000         0           0         10,000        0      12,696
                        1992  400,000     200,000         0        142,515        0        51,353    13,314
RICHARD D. JACKSON
Vice Chairman & Chief   1994  445,200     300,000         0        353,030      10,000        0      80,047
Operations Officer      1993  424,000     300,000         0           0         10,000        0      51,331
                        1992  400,000     290,000         0           0           0           0      51,268
STEPHEN D. KANE
Vice Chairman, Chief    1994  365,400     300,000         0        303,043      10,000        0       8,187
Administrative Officer  1993  350,000     250,000         0           0         10,000        0       8,521
& Secretary             1992  300,000     150,000         0        142,515        0        35,947     7,651
RANDOLPH L. M. HUTTO
Senior Executive Vice   1994  240,000     200,000         0         63,019        0           0       5,299
President & General     1993  225,000     100,000         0           0         10,000        0       4,987
Counsel                 1992  200,000     100,000         0        510,000      15,000        0       3,266

----------------

/1All/awards of restricted shares to the Named Officers have been made under the 1988 Plan (as hereinafter defined) and are valued in the table based upon the closing market prices of FFMC Common Stock on the grant dates. Dividends are payable with respect to all awards of restricted shares reported in this column. As of December 31, 1994, each individual held the following aggregate number of restricted shares of FFMC Common Stock having the following values, based upon the closing market price of $61.875 per share of FFMC Common Stock on such date (Mr. Thomas--0 shares/$0; Mr. Pittard--13,067 shares/$808,521; Mr. Jackson--13,980 shares/$865,012; Mr.
  Kane--13,067 shares/$808,521 and Mr. Hutto--16,183 shares/$1,001,323). Does not include restricted stock awards made under the 1988 Plan totalling 594,500 shares made to Mr. Thomas on March 13, 1995 (See "Employment Agreements").

/2FFMC/has no outstanding awards of Stock Appreciation Rights ("SARs"), thus this column lists only options. All option awards granted to the Named Officers in 1994 were made under the Incentive Stock Plans (See "Options and Stock Appreciation Rights").

/3/All sums listed in this column were paid in cash pursuant to FFMC's
   Performance Units Incentive Plan.

/4Includes/for each of the indicated individuals the following amounts for 1994, 1993 and 1992 representing (i) contributions by FFMC to the FFMC Savings Plus Plan (for 1994: Messrs. Thomas, Pittard, Jackson and Kane--

 $2,250 each, and Mr. Hutto--$1,800; for 1993: Messrs. Thomas, Pittard, Jackson and Kane--$2,973 each, and Mr. Hutto--$1,716; for 1992: Messrs. Thomas, Pittard, Jackson and Kane--$2,182 each, and Mr. Hutto--$0), (ii) the dollar value of the benefit to the Named Officer of the premium paid by or on behalf of FFMC under its Key Executive Life Insurance Plan (or by or on behalf of a subsidiary of FFMC with respect to a policy held by it on such individual) for the year in question on split-dollar life insurance policies for the benefit of the individual, determined for the period, projected on an actuarial basis, between payment of the premium and the refund, as hereinafter described (for 1994: Mr. Thomas--$13,764; Mr. Pittard--$10,404; Mr. Jackson --$19,066; Mr. Kane--$5,937 and Mr. Hutto--$3,499; for 1993: Mr.
 Thomas--$12,863; Mr. Pittard--$9,723; Mr. Jackson--$17,819; Mr. Kane--$5,548
 and Mr. Hutto--$3,271; for 1992: Mr. Thomas--$13,830; Mr. Pittard--$11,132;
 Mr. Jackson--$18,900; Mr. Kane--$5,469 and Mr. Hutto--$3,226), and (iii) for Mr. Jackson, the annual calendar-year dollar-value increase in the accumulated cash value of the life insurance policy required to be carried by FFMC pursuant to his employment agreement as discussed below, representing accrued deferred compensation to Mr. Jackson for the years in question (for 1994: $58,731; for 1993: $30,539; and for 1992: $30,186). As previously discussed under "Other Compensation Plans," FFMC will receive from the cash value of such policies or the proceeds thereof an amount equal to the total premiums paid by FFMC plus the cost of funds invested in premiums during the policy period. The Named Officer (or the Named Officer's beneficiary) then receives the remainder of the proceeds or cash value. Each of the Named Officers paid the amount of the premium associated with the portion of the term life component of the insurance coverage in question in excess of the minimum coverage required, if any, to be maintained at FFMC's expense pursuant to existing employment agreements, and FFMC paid the remainder of the premium associated with the required minimum term life component, if any, and the whole life component of such coverage. Specifically, the amounts listed in this footnote are the dollar values (as determined above) of the respective benefits to the Named Officers of the 1994, 1993 and 1992 premiums actually paid by FFMC (or a subsidiary thereof) on such split-dollar life insurance policies for the respective Named Officers and for which FFMC was not reimbursed by the Named Officers. These amounts constitute the company-paid portion of such premiums. The balances of the premiums on these policies, while also paid directly to the carrier by FFMC, were fully reimbursed to FFMC by payroll withholding on the respective Named Officers, and are equal to the annual premium which the Named Officer would pay for a policy of equal coverage amount under the carrier's group term life insurance product, based upon the group term rates supplied by the carrier to FFMC. As these amounts constitute the employee-paid portion of the premiums on these policies, and thus are not compensation to the Named Officer, such amounts are not listed herein. In addition, Mr. Jackson's employment agreement with FFMC provides in part that in the event his employment is terminated other than due to his death, he will receive deferred compensation equal to the accumulated cash value of such policy ($281,680 as of December 31, 1994) (See "Employment Agreements").

/5Incentive/compensation for Mr. Thomas was set by his Employment Agreement with FFMC (See "Employment Agreements") and neither the award nor the amount thereof was discretionary on the part of the Compensation Committee.

/6The/amount shown is the total dollar value of all perquisites and personal benefits received by Mr. Thomas during 1994 which are not properly categorized as salary or bonus. The only such perquisite or other personal benefit exceeding 25% of Mr. Thomas's total perquisites and other personal benefits was his personal use of company aircraft, having a value of $59,073. No amounts are shown for previous years (or for the other Named Officers) since such amounts do not meet the minimum threshold for disclosure under SEC regulations.

OPTIONS AND STOCK APPRECIATION RIGHTS

  All options to purchase FFMC Common Stock granted to the Named Officers have been made under either the 1988 Incentive Stock Plan (the "1988 Plan") or the 1982 Incentive Stock Plan (the "1982 Plan") (collectively, the "Incentive Stock Plans"), or, in the case of Mr. Kane, were options assumed by FFMC under the Endata Stock Option Plan (the "Subsidiary Stock Plan") upon FFMC's acquisition of Endata, Inc., in 1987. Upon such acquisition, FFMC converted options outstanding under the Subsidiary Stock Plan into options to acquire FFMC Common Stock. (All options granted under the Incentive Stock Plans or assumed by FFMC under the Subsidiary Stock Plan being hereinafter collectively referred to as "Options.") No stock appreciation rights ("SARs") were granted or outstanding under the Incentive Stock Plans or the Subsidiary Stock Plan in 1994.

GRANTS IN 1994

  Shown below is information concerning grants of Options during 1994 to the Named Officers. As no SARs were granted in 1994, all numbers shown reference only Options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                  INDIVIDUAL GRANTS                            GRANT DATE VALUE
------------------------------------------------------- -------------------------------
             NUMBER     % OF TOTAL
          OF SECURITIES  OPTIONS
           UNDERLYING   GRANTED TO EXERCISE
             OPTIONS    EMPLOYEES   OR BASE
             GRANTED    IN FISCAL    PRICE   EXPIRATION
  NAME       (#)/1/        YEAR    ($/SHARE)    DATE    GRANT DATE PRESENT VALUE ($)/2/
  ----    ------------- ---------- --------- ---------- -------------------------------
Patrick
 H.
 Thomas      500,000      89.69      57.25    3/22/04             14,730,000
M.
 Tarlton
 Pittard     10,000        1.79      54.75    1/26/04               273,100
Richard
 D.
 Jackson     10,000        1.79      54.75    1/26/04               273,100
Stephen
 D. Kane     10,000        1.79      54.75    1/26/04               273,100
Randolph
 L. M.
 Hutto          0           0          N/A      N/A                   N/A

----------------

/1These/Options were granted under the 1988 Plan. The option agreements governing these Options provide that during each of the five successive twelve-month periods of continued employment commencing six months after the date of grant, an Option becomes exercisable as to cumulative amounts equal to one-fifth of the total shares covered by such Option. Pursuant to the 1988 Plan, the Compensation Committee of the FFMC Board of Directors at any time beforethe complete termination of an Option may accelerate the time or times at which such Option may be exercised, in whole or in part.

/2These/estimated values have been developed solely for purposes of comparative disclosure pursuant to the rules and regulations of the SEC. The Black-Scholes option pricing methodology, on which the present values of the Options granted to the Named Officers are based, attempts to portray the value of an Option at the time of grant. In computing these values by application of the Black-Scholes model, the following assumptions were used for the Options granted on January 26, 1994 (the "January Options"): expected exercise period --10 years; risk-free rate of return--5.719%; dividend yield--.18%; and expected volatility--.2524; and for the Options granted on March 22, 1994 (the "March Options"): expected exercise period-- 10 years; risk-free rate of return--6.406%; dividend yield--.17%; and expected volatility--.2384). The resulting present value per Option share is $27.31 for the January Options and $29.46 for the March Options. The actual value, if any, that may be realized from these Options will depend solely upon the increase in stock price over the respective exercise prices of $54.75 for the January Options and $57.25 for the March Options when such Options are exercised.

EXERCISES OF OPTIONS AND STOCK APPRECIATION RIGHTS IN 1994 AND AGGREGATE YEAR-END OPTION VALUES

  Shown below is information with respect to exercises of Options in 1994 by the Named Officers and the year-end values of all Options held by the Named Officers. No SARs were outstanding or exercised in 1994, and accordingly all numbers shown reference only Options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                            SECURITIES
                                            UNDERLYING          VALUE OF
                                             NUMBER OF      UNEXERCISED IN-
                                            UNEXERCISED        THE-MONEY
                                            OPTIONS AT     OPTIONS AT FY-END
                                            FY-END (#)           ($)/1/
                   SHARES
                  ACQUIRED
                 ON EXERCISE    VALUE      EXERCISABLE/       EXERCISABLE/
     NAME            (#)     REALIZED ($)  UNEXERCISABLE     UNEXERCISABLE
     ----        ----------- ------------ --------------- --------------------
Patrick H.
 Thomas              N/A         N/A      241,700/500,000 10,648,679/2,312,500
M. Tarlton
 Pittard             N/A         N/A       84,483/15,500   3,964,098/239,063
Richard D.
 Jackson             N/A         N/A       49,500/15,500   2,176,563/239,063
Stephen D. Kane      N/A         N/A       46,825/14,750   2,142,268/210,656
Randolph L. M.
 Hutto               N/A         N/A       13,000/12,000    356,125/307,000

----------------

/1Equal/to the net value of the Option as of December 31, 1994, if the Option at such time had a per-share exercise price less than the per-share closing market price of FFMC Common Stock (i.e., closing market price of $61.875 per share of FFMC Common Stock on December 31, 1994, less the applicable per share exercise price of the Option, multiplied by the number of outstanding Options).

REPRICINGS OF OPTIONS AND STOCK APPRECIATION RIGHTS

  No Options were repriced during 1994. As stated above, no SARs were outstanding in 1994.

LONG-TERM INCENTIVE PLAN AWARDS IN 1994

  FFMC's only "long-term incentive plan" as defined by applicable SEC regulations (which excludes the Incentive Stock Plans) that was in effect in 1994 was its Performance Units Incentive Plan (the "Units Plan"). However, no awards of performance units or any other type of rights have been made under the Units Plan since 1990, and no payments have been made pursuant to the Units Plan since 1992.

PENSION PLAN

  FFMC has no defined benefit or actuarial pension plan.

COMPARISON OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS ON FFMC COMMON STOCK OVER PREVIOUS FIVE YEARS

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on FFMC Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Computer Software and Services Index at year-end for the calendar years 1990 through 1994.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN/1/
                     Among FFMC, The S&P 500 Index And The
                   S&P Computer Software & Services Index/2/


                        [Donnelley--insert graph here]


----------------

/1Pursuant/to Item 402(a)(9) of Regulation S-K, as promulgated by the SEC, the material in this report shall not be deemed to be "soliciting material," to be "filed" with the SEC or to be subject to Regulations 14A or 14C, other than as provided in Item 402, or to the liabilities of Section 18 of the Exchange Act; and no general incorporation of such material by reference thereto, whether made before or after the date hereof, shall be deemed specifically to request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act within the meaning of Item 402(a)(9).

/2Assuming/(i) $100 invested in the applicable stock or index on December 31, 1989, (ii) 100% reinvestment of dividends, and (iii) respective fiscal years ending December 31.

                             DIRECTOR COMPENSATION

  Each member of the Board of Directors who is not employed by FFMC (an "Outside Director") receives compensation in the amount of $8,000 as an annual retainer plus $1,500 for attendance at each meeting of the Board and $1,000 for attendance at each committee meeting. In addition, the Directors' Restricted Stock Award Plan provides for each Outside Director to receive 708 shares of FFMC Common Stock (subject to adjustment to reflect future stock dividends or stock splits) annually, or a prorated number of shares for any partial year of service commencing with the director's initial election or appointment, subject to restrictions expiring on the date of the second annual meeting of FFMC shareholders following the award. If a director's service terminates, other than for death or disability, before the expiration of restrictions on any shares, the shares are forfeited. Each Outside Director is entitled to receive under the 1990 Directors' Stock Option Plan (the "Directors' Stock Option Plan") an annual grant of a stock option to purchase 1,500 shares of FFMC Common Stock (subject to adjustment to reflect future stock dividends, stock splits, other changes in FFMC Common Stock, or in the event of a merger, consolidation or similar transaction). The Directors' Stock Option Plan provides for each option to be granted automatically on the date of the annual organizational meeting of the Board held following FFMC's annual meeting of shareholders. The option becomes exercisable twelve months after the grant at an exercise price for each such option equal to 75% of the mean between the highest and lowest selling prices of FFMC Common Stock on the New York Stock Exchange composite tape on the date of grant. In order to exercise an option, the Outside Director must pay the exercise price and any applicable withholding taxes. If a director's service terminates during the twelve months following a grant, other than through death or disability, a prorata portion of the option is cancelled. Options expire 20 years after the date of grant, or sooner in the event of the director's death. Director's options become exercisable and restrictions on director's restricted shares lapse upon a change in control of FFMC as defined in the applicable plan. No director received any compensation for his services as a director with respect to 1994 other than pursuant to these standard arrangements.

                             EMPLOYMENT AGREEMENTS

  Mr. Thomas's employment by FFMC during 1994 was governed by an employment agreement entered into in 1989 (the "1989 Agreement") that provided for: (a) salary at an initial annual rate of $700,000, subject to annual review for increases ($875,000 in 1994); (b) annual additional cash incentive compensation equal to the lesser of 2 1/2% of FFMC's income before income taxes (computed without deduction of such bonus) or the market value of 94,500 shares of FFMC Common Stock (subject to adjustment for stock dividends, stock splits, etc.) following public announcement of FFMC's earnings for the year, but not less than $1,800,000; (c) continued participation in stock option and other incentive plans; (d) life insurance in the amount of $5,000,000 payable to his beneficiary or estate; and (e) various perquisites, in addition to health insurance and other benefits available generally to FFMC employees. The agreement was for five years through December 31, 1993, and thereafter from year to year until notice of termination was provided by FFMC or Mr. Thomas. The agreement continued in effect through 1994.

  Mr. Thomas executed a new employment agreement with FFMC (the "New Agreement") in 1994 (which has been amended in 1994 and 1995) covering the years 1995 through 1999 containing essentially the same provisions as the 1989 Agreement, except that, in lieu of an annual cash bonus equal to the lesser of the value of 94,500 shares of FFMC Common Stock or 2 1/2% of pre-tax income for the year, he received an award of restricted shares under the 1988 Plan providing that up to 94,500 shares may be earned for each year of the New Agreement, depending on a formula established by the Compensation Committee similar to the cash bonus formula in the 1989 Agreement, and also subject to his continued employment until December 31, 1999. As consideration for execution of the New Agreement, Mr. Thomas also received an award under the 1988 Plan of 500,000 restricted shares, subject to FFMC's meeting a performance goal established for 1994 by the Compensation committee and to Mr. Thomas's continued employment until December 31, 1999. Mr. Thomas was also granted an option to purchase 500,000 shares of FFMC Common Stock under the

1988 Plan exercisable at an option price of $57.25 per share (the market price on the date of grant). The New Agreement is terminable by either party and provides for severance pay based on a multiple of current annual compensation (the greater of the previous year's salary or current salary, plus the amount of additional incentive compensation, in cash or restricted shares, for the preceding calendar year), plus a tax equalization amount to place Mr. Thomas in the same after-tax position as if there were no excise taxes on compensation and awards pursuant to the New Agreement (including any acceleration of Options or restricted shares pursuant to the awards described herein) attributable to "excess parachute payments" under the Code, and continuation of group insurance benefits for five years. The applicable multiples are: (a) 300% in the event of termination by either party within three years after a "change in control" of FFMC as defined in the agreement; (b) 200% in the event of termination by FFMC at any other time, termination for disability or termination by Mr. Thomas following certain changes in his compensation, authority or responsibilities, other than following a change in control of FFMC; and (c) 100% in the event of other voluntary termination by Mr. Thomas, in which case he is subject to certain noncompetition provisions for one year. As an inducement to Mr. Thomas to execute the New Agreement, the Compensation Committee agreed that it is in the best interests of FFMC and Mr. Thomas for him to be able to make limited sales of FFMC Common Stock in the market at appropriate times in compliance with Rule 144 under the Securities Act, in order to provide him with liquidity and opportunity for investment diversification, while at the same time retaining a substantial equity interest in FFMC. Mr. Thomas agreed that, until the termination of the New Agreement, he will not make any such sales without prior approval of the Compensation Committee, except for sales not in excess of 100,000 shares during each year of the term of the New Agreement made during the period of ten business days beginning on the third business day following the release for publication of FFMC's report of sales and earnings for a quarter or year. With prior consent of the Committee, Mr. Thomas sold a total of 200,000 shares during such period in 1995.

  In December 1994, pursuant to an amendment to the New Agreement, Mr. Thomas and the Committee rescinded the awards of restricted shares made during 1994, although it was then clear that the 1994 performance goal relating to the 500,000 share award would be satisfied. The awards were rescinded because of concerns about the adverse impact on 1994 results of the required amortization of a portion of the awards in 1994, even though the awards related to services during the five year period (1995-1999) of the New Agreement and 1994 compensation expense already included Mr. Thomas' incentive compensation for 1994. As contemplated at the time of rescission of the 1994 awards, during 1995 the Committee and Mr. Thomas developed and agreed upon a revised incentive arrangement for the 1995-1999 period. The Committee in March 1995 awarded to Mr. Thomas 94,500 restricted shares as incentive compensation for 1995, subject to forfeiture (a) to the extent that 2 1/2% of FFMC's pre-tax income for 1995 (before any deductions for amortization of his restricted shares) divided by the market price per share of FFMC's stock at the end of 1995 is less than 94,500, or (b) if Mr. Thomas' employment does not continue until December 31, 1995, except for death, disability or a change of control (as defined) of FFMC. The Committee in March 1995 also awarded to Mr. Thomas 500,000 restricted shares as incentive compensation for the years 1995-1999 containing the following provisions: (a) all of the restricted shares will be forfeited unless FFMC meets a performance goal for 1995 established by the Committee, (b) the 500,000 restricted shares will be forfeited unless Mr. Thomas' employment continues until December 31, 1999, except that all of the restricted shares will vest earlier upon his death or disability or a change of control (as defined) of FFMC and except that a ratable number of the shares will vest earlier if Mr. Thomas is involuntarily terminated or he voluntarily terminates for specified reasons (including a reduction in the level of his total compensation).

  FFMC also entered into employment agreements with Mr. Pittard initially for the years 1989 through 1993, and now extended at least through 1995, with Mr. Jackson for the years 1991 through 1995, and withMr. Kane for the years 1992 through 1996, in each case continuing for successive one-year periods absent notice of termination of the agreement in advance of the expiration of the initial or any successive term, and providing for: (a) a salary at an initial annual rate of $300,000 for Mr. Pittard, $375,000 for Mr. Jackson, and $300,000 for Mr. Kane, subject to annual review for increases; (b) annual additional incentive compensation; (c) participation in stock option and other incentive plans; (d) participation in employee benefit plans; (e) reimbursement of dues and costs of club memberships; and (f) an automobile allowance. Each agreement is terminable by either the officer or FFMC and provides for severance pay based on a multiple of current annual compensation (the greater of the previous year's salary or current salary, plus the amount of additional incentive compensation for the preceding calendar year, plus the amount then most recently earned under the Units Plan), plus a tax equalization amount to place the officer in the same after-tax position as if there were no excise taxes on such severance pay attributable to "excess parachute payments" under the Code, and continuation of group insurance benefits for three years. The applicable multiples are: (a) 300% in the event of termination by either party within three years after a "change in control" of FFMC as defined in the agreements; and (b)200% in the event of termination of the officer's employment by FFMC other than for cause, in the event of death or disability of the individual (except in the event of the death of Mr. Jackson), or in the event of termination by the officer following certain changes in his authority or responsibilities, except that no payment is to be made with respect to the death of Messrs. Pittard or Kane provided that their respective estates or beneficiaries receive a specified amount as proceeds of a life insurance policy on each such individual, with premiums thereon to be paid by FFMC during such individual's life. If employment is terminated for any other reason, the severance payment shall be equal to unpaid salary through the termination date. Mr. Jackson's agreement also provides for FFMC to maintain a $900,000 life insurance policy on Mr. Jackson, which policy currently provides for death benefits payable equally to FFMC and Mr. Jackson. The agreement further provides that upon Mr. Jackson's termination of employment other than due to his death, he will receive deferred compensation equal to the accumulated cash value of the policy ($281,680 as of December 31, 1994). Mr. Jackson is also subject to certain noncompetition provisions upon the termination of his employment, unless such termination is the result of (i) his voluntary resignation following a change in control of FFMC, or (ii) his election to terminate his employment for "good reason," as defined in the agreement.

  FFMC entered into an employment agreement with Mr. Hutto for the years 1992 through 1994, and now extended at least through 1995, providing for: (a) a salary at an initial rate of $200,000, subject to annual review for increases;
(b) annual additional incentive compensation; (c) participation in stock option and other incentive plans; (d) participation in employee benefit plans; (e) reimbursement of dues and costs of club memberships; and (f) an automobile allowance. The agreement is terminable by either party and provides for severance pay equal to Mr. Hutto's then-current monthly salary multiplied by the number of months remaining in the initial or extended term of the agreement, unless the agreement is terminated by FFMC for cause. Mr. Hutto is also a party to a change-in-control agreement providing that in the event of termination of his employment following a change in control of FFMC, by FFMC except for cause, or by him for good reason, he will receive severance pay equal to 300% (in addition to a tax equalization amount to place Mr. Hutto in the same after-tax position as if there were no excise taxes on such severance pay attributable to "excess parachute payments" under the Code) of current annual compensation (as described above) plus continuation of group insurance benefits for three years.

                              CERTAIN TRANSACTIONS

  George L. Cohen, a member of the Board of Directors, is a partner in the law firm of Sutherland, Asbill & Brennan, which receives fees for acting as primary outside legal counsel to FFMC.

  Virgil R. Williams, a member of the Board of Directors, was engaged in certain transactions with FFMC during 1994 as discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                          SECURITIES OWNERSHIP REPORTS

  Section 16(a) of the Exchange Act requires FFMC's officers (as defined in Section 16 (a)) and directors, and persons who own more than 10% of a registered class of FFMC's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish FFMC with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to FFMC, or written representations that no Forms 5 were required, FFMC believes that during or with respect to the year ended December 31, 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche as independent accountants of FFMC for 1995. Deloitte & Touche, as successor by merger to Touche Ross & Co., has been FFMC's independent public accountants since 1972.

  Representatives of Deloitte & Touche are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

  A shareholder who wishes to submit a proposal for action at the 1996 Annual Meeting and have the proposal included in the proxy statement for such meeting must send his or her proposal sufficiently in advance so that it is received at FFMC's principal executive offices by December 15, 1995. The shareholder should also notify FFMC in writing regarding his or her intention to appear personally at the meeting to present such proposal at the time such proposal is submitted.

                                 OTHER MATTERS

  Management of FFMC is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

  If any shareholder desires to present a matter of business for action at the 1995 Annual Meeting, such matter must be described in a written notice by such shareholder delivered to the Secretary of FFMC at FFMC's principal executive offices not less than five days prior to the date of the Annual Meeting, in accordance with Section 2.7 of FFMC's Bylaws, a copy of which may be obtained from the Secretary.

                                          By Order of the Board of Directors

                                          STEPHEN D. KANE
                                          Secretary

PROXY

                     FIRST FINANCIAL MANAGEMENT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick H. Thomas and M. Tarlton Pittard, and each of them, as Proxies, each with the power to appoint a substitute, and hereby authorizes both or either of them to represent and to vote, as designated below, all the shares of common stock of First Financial Management Corporation held of record by the undersigned on March 10, 1995, at the annual meeting of shareholders to be held on April 26, 1995, or any adjournment thereof.

1)   ELECTION OF DIRECTORS (Check applicable box.)

     [_] FOR ALL NOMINEES listed below       [_] WITHHOLD AUTHORITY to vote
        (except as marked to the              for all nominees listed below.
         contrary below).

     Patrick H. Thomas, George L. Cohen, Robert E. Coleman, Jack R. Kelly, Jr., Henry A. Leslie, M. Tarlton Pittard, Charles B. Presley and Virgil R. Williams
     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees for Director set forth above.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                    ENVELOPE
           (Continued and to be signed and dated on the reverse side)

                          (Continued from other side)

PROXY--SOLICITED BY THE BOARD OF DIRECTORS

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature if held jointly

                                             Dated:                       ,1995
                                                   -----------------------


Please mark, sign, date and return this proxy card promptly using the enclosed envelope which requires no postage if mailed in the United States.

VOTING INSTRUCTIONS

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                               Savings Plus Plan

 This card requests voting instructions for the Plan Trustee. It is not a proxy solicited on behalf of the Board of Directors, but the Board of Directors has
               recommended a vote for the nominees listed below.

The undersigned participant in the Savings Plus Plan (the "Plan") of First Financial Management Corporation ("FFMC") hereby instructs Wachovia Bank of Georgia, N.A. (the "Trustee") to vote all shares of FFMC Common Stock credited to the undersigned's account(s) under the Plan as of March 10, 1995 as designated below at the annual meeting of shareholders to be held on April 26, 1995, or any adjournment thereof.

1)   ELECTION OF DIRECTORS (Check applicable box.)
     [_] FOR ALL NOMINEES listed below       [_] WITHHOLD AUTHORITY to vote
         (except as marked to the                for all nominees listed below.
         contrary below).
     Patrick H. Thomas, George L. Cohen, Robert E. Coleman, Jack R. Kelly, Jr., Henry A. Leslie, M. Tarlton Pittard, Charles B. Presley and Virgil R. Williams
     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

2)   DISCRETIONARY AUTHORITY (Check applicable box)
     [_] The Trustee is authorized to        [_] WITHHOLD AUTHORITY to vote on
         exercise its discretion to vote         any other business.
         upon such other business as may
         properly come before the meeting.

When this voting instruction card is properly executed and returned, the shares covered hereby will be voted in the manner directed herein by the undersigned Plan participant. If this voting instruction card is signed and returned without otherwise specifying how the Trustee should vote, the Trustee will vote the shares held in the participant's account(s) under the Plan FOR the election of all of the nominees for Director set forth above and the Trustee may exercise its discretion to vote on any other business that may properly come before the meeting. If no voting instruction card is returned, the shares held in the participant's account(s) under the Plan will be voted with respect to the above nominees in the same proportion as the shares held in the Plan for which voting instructions are received from Plan participants.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD IN THE
                           ENCLOSED PREPAID ENVELOPE
           (Continued and to be signed and dated on the reverse side)

                        (Continued from the other side)

THE TRUSTEE'S VOTE WITH RESPECT TO THE TOTAL NUMBER OF SHARES HELD FOR ALL PLAN PARTICIPANTS WILL BE REPORTED TO FFMC ON AN AGGREGATE BASIS FOR ALL SUCH SHARES. EACH PARTICIPANT'S VOTING INSTRUCTION CARD WILL BE TREATED AS CONFIDENTIAL AND WILL NOT BE MADE KNOWN TO ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF FFMC.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                             ----------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature if held jointly

                                             Dated:                       ,1995
                                                   -----------------------

Please mark, sign, date and return this voting instruction card promptly using the enclosed envelope which requires no postage if mailed in the United States. It should be received by the Trustee no later than 5 p.m., April 24, 1995.